STIFEL FINANCIAL CORP.
Exhibit 99.2 Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

 (In thousands, except share and per share amounts)

The following unaudited pro forma combined financial statements give effect to the acquisition by Stifel Financial Corp. ("Stifel" or the "Company") of Ryan Beck Holdings, Inc. ("Ryan Beck") and its wholly-owned broker-dealer subsidiary Ryan Beck & Company, Inc. on February 28, 2007 (the "Transaction"). Under the terms of the purchase agreement, Stifel paid initial consideration of $2,653 in cash and issued 2,467,600 shares of Company common stock valued at $41.55 per share which was the five day average closing price of Company common stock for the two days prior to, the day of, and two days subsequent to January 9, 2007, the date the negotiations regarding the principal financial terms were substantially completed, for a total initial consideration of $105,181. In addition Stifel will issue five-year immediately exercisable warrants to purchase up to 500,000 shares of Company common stock at an exercise price of $36.00 per share, pending shareholder approval. The estimated value of the warrants on date of announcement using the Black-Scholes pricing model was $8,530. Stifel is also obligated to make certain contingent payments based on the performance of Ryan Beck's private client and investment banking divisions over the two-year period following closing, which may be made in Company common stock or cash. The Company is seeking shareholder approval of the warrants and the issuance of up to 1,000,000 additional shares of Company common stock for the payment of potential earn-out consideration. If shareholder approval is not obtained by June 30, 2007, the Company will pay $20,000 cash in lieu of the warrants and will make any earn-out payments in cash.

In addition to the transaction described above, Stifel has agreed: i) to establish a retention program for certain associates of Ryan Beck valued at $45,191, consisting of $24,423 cash and $20,768 of Stifel restricted stock units ("Units") using a share price of $47.65, the price on the date of closing; ii) to fund $7,800 change in control payments for certain executives of Ryan Beck; and iii) to issue Units valued at $10,418 using a share price of $47.65, the price on the date of closing, in exchange for Ryan Beck Appreciation Units related to the Ryan Beck deferred compensation plan, of which $1,053 is fully vested and accrued on Ryan Beck's financial statements as "accrued employee compensation" as of the date of closing. The unaudited pro forma financial statements reflect the establishment of the retention program, the payment of the change in control payments, and the issuance of units in exchange for Ryan Beck Appreciation Units.

The unaudited pro forma combined statement of financial condition presents the combined financial position of Stifel and Ryan Beck as of December 31, 2006 as if the transactions had occurred as of that date. The unaudited pro forma combined statement of operations is presented for the twelve months ended December 31, 2006 as if the transactions had occurred at the beginning of the period. The acquisition of Ryan Beck was completed on February 28, 2007. As of the date of this document, Stifel has estimated the fair values of the assets acquired and liabilities assumed. The excess of the purchase price over the estimated fair values of the net assets of Ryan Beck acquired has been reflected as goodwill. The unaudited pro forma does not take into consideration the significant cost savings that Stifel expects to achieve from the elimination of clearing fees and redundant corporate overhead expenses, and increased interest income from customer's margin receivables.

The actual effect of these transactions upon Stifel's financial statements may differ from that reflected in these unaudited pro forma combined financial statements as a result of (i) the completion of the valuation study required to finalize the purchase price allocation which may ultimately result in a portion of the purchase price allocation being allocated to identifiable intangible assets subject to amortization and (ii) final resolution of contingent consideration for the acquisition.

The unaudited pro forma combined financial statements are provided for informational purposes only and are not necessarily indicative of the financial position or results of operations had the transactions occurred on the dates specified above, nor are they indicative of any results of operations or financial position that may occur in the future. The unaudited pro forma combined financial statements do not include integration costs, other than other transactions or events that the combined entity may undertake or experience as a result of the acquisition. As such, changes in revenue or expense levels, or cost savings, are not presented in the unaudited pro forma combined financial statements. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of Stifel and Ryan Beck.

Section 9. Financial Statements and Exhibits

Item 9.01(b). Pro forma financial information

Stifel Financial Corp.
Unaudited Pro Forma Combined STATEMENT OF fINANCIAL CONDITION
DECEMBER 31, 2006

(dollars in thousands)

	Historical
	Stifel Financial Corp.	Ryan Beck	Adjustments		Unaudited Pro Forma Combined
ASSETS
Cash and cash equivalents	$ 20,982	$ 3,188	$ (2,653)	a)	$ - -
			10,706	a)
			(24,423)	b)
			(7,800)	c)
Cash segregated under federal and other regulations	18	97	- -		115
Securities purchased under agreements to resell	156,145	- -	- -		156,145
Receivable from brokers and dealers:
Securities failed to deliver	36,232	- -	- -		36,232
Deposits paid for securities borrowed	35,646	- -	- -		35,646
Clearing organizations	62,342	15,629	- -		77,971
	134,220	15,629	- -		149,849
Receivable from customers, net of allowance for
doubtful receivables	274,269	- -	- -		274,269
Securities owned, at fair value	80,587	112,382	- -		192,969
Securities owned and pledged, at fair value	250,432	- -	- -		250,432
	331,019	112,382	- -		443,401
Investments	49,465	- -	- -		49,465
Memberships in exchanges	168	- -	- -		168
Office equipment and leasehold improvements, at cost,
net of allowances for depreciation and amortization	14,353	9,644	- -		23,997
Goodwill	15,861	454	34,271	a)	50,586

Intangible assets, net of allowances for amortization	5,842	- -	- -		5,842
Loans and advances to investment executives and other
employees, net of allowance for doubtful receivables
from former employees	24,517	18,582	24,423	b)	67,522

Income taxes receivable	4,275	3,602	3,083	c)	10,960
Deferred tax asset	8,988	16,406	- -		25,394
Other assets	44,652	8,644	- -		53,296

Total Assets	$ 1,084,774	$ 188,628	$ 37,607		$ 1,311,009

See Notes to Unaudited Pro Forma Combined Financial Statements

Stifel Financial Corp.
Unaudited Pro Forma Combined STATEMENT OF fINANCIAL CONDITION (continued)
DECEMBER 31, 2006

(in thousands, except par value and share amounts)

	Historical
	Stifel Financial Corp.	Ryan Beck	Adjustments		Unaudited Pro Forma Combined
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Short-term borrowings from banks	$ 195,600	$ - -	$ 10,706	a)	$ 206,306
Drafts payable	34,900	- -	- -		34,900
Payable to brokers and dealers:
Securities failed to receive	12,973	- -	- -		12,973
Deposits received from securities loaned	86,018	- -	- -		86,018
Clearing organizations	10,778	- -	- -		10,778
	109,769	- -	- -		109,769
Payable to customers	128,676	- -	- -		128,676
Securities sold, but not yet purchased, at fair value	203,376	31,407	- -		234,783
Accrued employee compensation	61,862	56,320	(1,053)	b)	117,129
Accounts payable and accrued expenses	31,947	11,015	10,400	a)	53,362
Debenture to Stifel Financial Capital Trust I	34,500	- -	- -		34,500
Debenture to Stifel Financial Capital Trust II	35,000	- -	- -		35,000
Warrants	- -	- -	8,530	a)	8,530
Minority interest	- -	45	- -		45
Other	24,598	- -	- -		24,598
	860,228	98,787	28,583		987,598
Liabilities subordinated to claims of general creditors	4,281	- -	- -		4,281
Stockholders' equity
Preferred stock - $1 par value; authorized 3,000,000 shares;
none issued	- -
Common stock - $.15 par value; authorized 30,000,000; shares;
issued 14,493,004 shares	1,804	24	(24)	a)	2,174
			370	a)
Additional paid-in capital	125,165	38,241	(38,241)	a)	228,377
			102,159	a)
			1,053	b)
Retained earnings	94,651	52,068	(52,068)	a)	89,934
			(4,717)	c)
	221,620	90,333	8,532		320,485
Less:
Treasury stock, at cost, 0 shares	- -	492	(492)		- -
Unearned employee stock ownership plan shares, at cost, 140,995 shares	1,355	- -	- -		1,355
Total Stockholders' Equity	220,265	89,841	9,024		319,130
Total Liabilities and Stockholders' Equity	$ 1,084,774	$ 188,628	$ 37,607		$ 1,311,009

See Notes to Unaudited Pro Forma Combined Financial Statements

Stifel Financial Corp.
Unaudited Pro Forma Combined Statement of Operations
for the Year Ended december 31, 2006

(in thousands, except per share amounts)

	Historical
	Stifel Financial Corp.	Ryan Beck	Adjustments		Unaudited Pro Forma Combined
REVENUES
Commissions	$ 199,056	$ 85,866	$ - -		$ 284,922
Principal transactions	86,365	90,190	- -		176,555
Investment banking	82,856	14,221	- -		97,077
Asset management and service fees	57,713	- -	- -		57,713
Interest	35,804	25,151	- -		60,955
Other	9,594	3,033	- -		12,627
Total Revenue	471,388	218,461	- -		689,849
Less: Interest expense (1)	19,581	5,995	- -		25,576
Net Revenues	451,807	212,466	- -		664,273

NON-INTEREST EXPENSES
Employee compensation and benefits	329,703	170,605	8,113	d)	508,421
Occupancy and equipment rental	30,751	16,588	- -		47,339
Communications and office supplies	26,666	15,187	- -		41,853
Commissions and floor brokerage	6,388	8,612	- -		15,000
Other operating expenses	31,930	21,624	- -		53,554
Total Non-Interest Expenses	425,438	232,616	8,113		666,167

Income (Loss) Before Income Taxes
and Minority Interest	26,369	(20,150)	(8,113)		(1,894)
Provision (benefit) for income taxes	10,938	(7,965)	(3,365)	e)	(392)
Income (Loss) Before Minority Interest	15,431	(12,185)	(4,748)		(1,502)
Minority interest	- -	(750)	- -		(750)

Net Income (Loss)	$ 15,431	$ (11,435)	$ (4,748)		$ (752)

Earnings (Loss) Per Share:
Basic	$ 1.34			f)	$ (0.05)
Diluted	$ 1.11			f)	$ (0.05)
Weighted average common equivalent shares outstanding:
Basic	11,513			f)	13,981
Diluted	13,909			f)	13,981

(1) Ryan Beck historical financial statements reflect interest expense as a component of "non-interest expenses." For the unaudited pro forma combined statement of operations, this Ryan Beck interest expense of $5,995 is reflected as a component of "net revenues" to conform the presentation of the financial information.

See Notes to Unaudited Pro Forma Combined Financial Statements

Stifel Financial Corp.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Unaudited Pro Forma Adjustments

The unaudited pro forma combined statement of financial condition has been prepared to reflect the acquisition of Ryan Beck by Stifel. Unaudited pro forma adjustments have been made to the combined statement of financial condition to reflect:

a)

An adjustment to record goodwill for the amount of cash proceeds paid and stock and warrants issued in excess of the net book value of $89,841 in accordance with the acquisition agreement, capitalize certain transaction charges, and reflect $10,706 of short-term borrowings from banks to fund the cash payments. Incremental interest expense on the short-term borrowings from banks to fund the cash payments made in the acquisition has not been reflected, as it is assumed that the short-term borrowings would be repaid the next day. In the event shareholder approval of the warrants is not obtained, Stifel would be required to pay $20,000 cash, which would result in an increase in goodwill of $11,470 for a total of $45,741 based on the net book value of $89,841.  Furthermore, the unaudited pro forma combined statement of financial condition would exclude the liability of $8,530 related to the warrants and reflect an increase of $20,000 in short-term borrowings for a total of $30,706 to fund the cash payment.  Any and all future contingent payments would be required to be paid in cash.

b)

An adjustment to record $24,423 cash payment for the establishment of a retention program for certain Ryan Beck associates. The cash payment will be established as "loans and advances to investment executives" and forgiven by a charge to "employee compensation and benefits" over a seven year period. In addition to the cash payment, Stifel anticipates issuing 632,371 unvested Units and 22,097 fully vested Units valued at $30,133 and $1,053, respectively, using a share price of $47.65, the price on the date of closing, for the establishment of the retention program and the exchange of Ryan Beck Appreciation Units related to the Ryan Beck deferred compensation plan. Amortization will be on a straight-line basis over the vesting period. See further discussion at Note d) below related to the unaudited pro forma adjustments to the unaudited combined statement of operations.

c)	An adjustment to record the $7,800 change in control payment for certain Ryan Beck executives per the agreement.

The unaudited pro forma combined statement of operations has been prepared to reflect the acquisition of Ryan Beck by Stifel. Unaudited pro forma adjustments have been made to reflect:

d)

An adjustment to increase the compensation and benefits to reflect the first year amortization charge of $3,489 related to the upfront cash payments of $24,423 and the first year compensation expense of $4,624 related to the 632,371 unvested Units granted in establishing the retention program for certain Ryan Beck associates and exchange for Ryan Beck Appreciation Units related to the Ryan Beck deferred compensation plan. The first year expense of $4,624 excludes approximately $1,873 of compensation expense associated with Ryan Beck Appreciation Units as such amount has already been included in the Ryan Beck Historical Statement of Operations under the caption "Employee compensation and benefits". The upfront cash payments will be established as "loans and advances to investment executives" and forgiven by a charge to "employee compensation and benefits" over a seven year period. The restricted stock units will be amortized on a straight-line basis over the vesting period.

e)	An adjustment to reflect the income tax benefit related to the unaudited pro forma adjustments based on the Company's effective tax rate.

f)

Unaudited pro forma combined basic earnings (loss) per share is computed by dividing unaudited pro forma net loss by the weighted average number of common shares outstanding during the periods, including the 2,467,600 shares of common stock issued in the acquisition. Dilutive securities of 2,395,226 included in Stifel historical financial statements and representing the dilutive effect of employee benefit plans calculated using the treasury method have been excluded in the calculation of unaudited pro forma diluted loss per share as the inclusion would have the effect of being anti-dilutive. In addition, the dilutive effect of the warrants issued in the acquisition calculated at 4,303 using the treasury method, have also been excluded in the calculation of unaudited diluted earnings loss per share as the inclusion would have the effect of being anti-dilutive. No dilutive effect is assumed for the issuance of Units in the establishment of the Ryan Beck retention program and the exchange of Ryan Beck Appreciation Units related to the Ryan Beck deferred compensation plan as the issuance and exchange is assumed to occur at the then current market price of Stifel common stock.